Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-192519, 333-195662, 333-204597, 333-212107, 333-213471, 333-214593, 333-228933, 333-229278 and 333-262690) and on Form S-8 (Nos. 333-185612, 333-208575, 333-216518, 333-225054, 333-256130 and 333-272857) of Par Pacific Holdings, Inc. of our report dated May 25, 2023, relating to the financial statements of Billings Refinery and Associated Logistics Business, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

August 14, 2023